EXECUTION VERSION

Exhibit 4.10.2

NEW SUNWARD HOLDING B.V.

as Borrower

CEMEX, S.A.B. DE C.V., CEMEX MÉXICO, S.A. DE C.V.

and EMPRESAS TOLTECA DE MÉXICO, S.A. DE C.V.

as Original Guarantors

and

CITIBANK, N.A.

acting as Agent on the instructions of the Majority Lenders

____________________________________________________

DEED OF WAIVER AND SECOND AMENDMENT

RELATING TO A US$700,000,000 TERM AND

REVOLVING FACILITIES AGREEMENT

DATED 27th JUNE, 2005 (AS AMENDED PURSUANT

TO AN AMENDMENT AGREEMENT DATED 22nd JUNE, 2006)

______________________________________________________

Contents

Page

1.	DEFINITIONS AND INTERPRETATION	1
2.	WAIVER OF FINANCIAL COVENANT	2
3.	FURTHER AMENDMENT OF THE ORIGINAL FACILITY AGREEMENT	3
4.	CONTINUITY	3
5.	FEES	4
6.	MISCELLANEOUS	4
7.	GOVERNING LAW	5
SCHEDULE AMENDMENT TO THE ORIGINAL FACILITY AGREEMENT		6

THIS DEED OF WAIVER AND SECOND AMENDMENT is dated	, 2006 and is made between:
(1)	NEW SUNWARD HOLDING B.V. (the “Borrower”);
(2)	CEMEX, S.A.B. DE C.V., CEMEX MÉXICO, S.A. DE C.V. and EMPRESAS TOLTECA DE MÉXICO, S.A. DE C.V. (the “Original Guarantors”); and
(3)

CITIBANK, N.A., acting through its Delaware Branch, as agent of the other Finance Parties (the “Agent”) and, in accordance with clause 34 (Amendments and Waivers) of the Original Facility Agreement, acting on the instructions of the Majority Lenders for and on behalf of: (i) the Lenders and (ii) each of Banco Bilbao Vizcaya Argentaria, S.A. and Citigroup Global Markets Inc., as mandated lead arrangers and joint bookrunners (whether acting individually or together).

NOW THIS DEED WITNESSES AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION
1.1	Definitions

In this Deed:

“CEMEX Australia” means CEMEX Australia Pty Ltd, a proprietary limited company organised under the laws of Victoria, Australia;

“Consent Deadline Date” means 28th November, 2006;

“Consenting Lender” means a Lender that, on or prior to the Consent Deadline Date, provided to the Agent (with a copy to the Borrower) its written consent to the Agent entering into this Deed on its behalf;

“Deed” means this deed of waiver and second amendment;

“Effective Date” means the date on which the offer made by CEMEX Australia (as evidenced by the announcement made by Cemex Parent on 27th October, 2006) to acquire all of the issued and outstanding share capital of the Target not already owned by CEMEX Australia (as such offer may from time to time be amended, added to, revised, renewed or waived) becomes, or is declared to be, unconditional in all respects;

“Original Facility Agreement” means the US$700,000,000 term and revolving facilities agreement dated 27th June, 2005 between the Borrower, the Original Guarantors, the Arranger, the Original Lenders and the Agent as amended by the amendment agreement entered into on 22nd June, 2006 between the same parties;

“Target” means Rinker Group Limited, a public limited company organised under the laws of New South Wales, Australia;

“Waiver Period” has the meaning given to it in Clause 2.1; and

“Waiver Termination Date” means 31st December, 2007 or such other later date as may be agreed between the parties to this Deed (in the case of the Agent, acting on the instructions of the Majority Lenders).

1.2	Incorporation of defined terms
(a)	Unless a contrary indication appears, a term defined in the Original Facility Agreement has the same meaning in this Deed.
(b)	The principles of construction set out in the Original Facility Agreement shall have effect as if set out in this Deed.
1.3	Clauses

In this Deed any reference to a “Clause” or the “Schedule” is, unless the context otherwise requires, a reference to a Clause of or the Schedule to this Deed. Clause headings are for ease of reference only.

1.4	Third party rights

A person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Deed.

1.5	Designation

In accordance with the Original Facility Agreement, each of the Borrower and the Agent designates this Deed as a Finance Document.

2.	WAIVER OF FINANCIAL COVENANT
2.1

If the Effective Date occurs prior to the Waiver Termination Date, then from the Effective Date up to, and including, the Waiver Termination Date (the “Waiver Period”), compliance with the financial condition covenant under clause 21.13(a) of the Original Facility Agreement is hereby waived.

2.2

In consequence of the waiver provided in Clause 2.1, the Borrower and each Original Guarantor shall at no time during the Waiver Period be obliged to ensure that the Borrower, each Original Guarantor or any Subsidiary of the Borrower or each Original Guarantor complies with such financial condition covenant or provides any compliance or other certificate for the purpose of proving compliance with such covenant and no consequences whatsoever shall flow under the Original Facility Agreement or any other Finance Document from a failure by the Borrower and each Original Guarantor to comply with such covenant during the Waiver Period.

2.3

Notwithstanding Clause 2.2 above, the Borrower agrees that any Compliance Certificate provided by it pursuant to clause 20.2 (Compliance Certificate) of the Original Facility Agreement with each set of financial statements delivered pursuant to paragraph (a)(i)(A), (a)(ii), (b)(i)(A) or (b)(ii) of clause 20.1 (Financial statements) of the Original

Facility Agreement which are drawn up to a date falling within the Waiver Period shall include a calculation of the Consolidated Leverage Ratio as at the date at which those financial statements were drawn up for the purposes of determining the Margin applicable to each Facility.

2.4

The waiver set forth in this Clause 2 shall not be deemed to constitute a waiver with respect to any other term, provision or condition of the Original Facility Agreement (including, without limitation, the definition of Margin in such Agreement), any other Finance Document or any other instrument or agreement referred to therein or relating thereto or prejudice any right or remedy that the Agent or any Lender may now have or may in the future arise under or in connection with the Original Facility Agreement, any other Finance Document or any other instrument or agreement referred to therein or relating thereto.

2.5

On the day following the Waiver Termination Date (which, for the avoidance of doubt, shall be 1st January, 2008 if the Waiver Termination Date is 31st December, 2007), the Borrower and each Original Guarantor undertakes to comply with the financial condition covenant set out in clause 21.13(a) (Financial condition covenants) of the Original Facility Agreement as amended pursuant to Clause 3 of this Deed.

2.6	For the avoidance of doubt, if the Effective Date does not occur prior to the Waiver Termination Date there shall be no waiver under this Clause 2.
3.	AMENDMENT OF THE ORIGINAL FACILITY AGREEMENT

With effect from the date of this Deed, the Original Facility Agreement shall be amended as set out in the Schedule (Amendment to the Original Facility Agreement).

4.	CONTINUITY
4.1	Continuing obligations

The provisions of the Original Facility Agreement and the other Finance Documents shall, save as waived or amended by this Deed, continue in full force and effect.

4.2	No novation

The execution of this Deed shall not constitute a novation (novación) of the obligations of the Parties under the Original Facility Agreement and the other Finance Documents.

4.3	Affirmation

Each Original Guarantor confirms that notwithstanding the amendments effected by this Deed, the guarantee given by it in the Original Facility Agreement remains in full force and effect and continues to constitute its legal, valid and binding obligation enforceable in accordance with its terms.

4.4	Expenses

The Borrower confirms that the waiver and amendment set out herein is being made at its request and that the provisions of clause 17.2 (Amendment Costs) of the Original Facility Agreement shall apply in respect of costs and expenses reasonably incurred by the Agent, the Arranger and each Lender in responding to, evaluating, negotiating or complying with that request.

5.	FEES
5.1

The Borrower shall, in accordance with Clause 5.2, pay to the Agent (for the account of each Consenting Lender) a fee of 0.025 per cent. of: (i) in the case of a Consenting Lender that is a Lender under Facility A, that Consenting Lender’s Facility A Commitment; and (ii) in the case of a Consenting Lender that is a Lender under Facility B, that Consenting Lender’s Facility B Commitment.

5.2	The fee provided for in Clause 5.1 shall be paid by the Borrower within 2 Business Days of the date of this Deed in accordance with clause 28 of the Original Facility Agreement.
6.	MISCELLANEOUS
6.1	Lender consents

In order for the Borrower to be able to determine which Lenders are Consenting Lenders, the Agent confirms that it informed each Lender that, if it wishes to be a Consenting Lender, such Lender must provide:

(a)	to the Agent written consent to the Agent entering into this Deed on its behalf with such consent being dated on or prior to the Consent Deadline Date; and
(b)	a copy of such written consent to the Borrower.
6.2	Incorporation of terms

The provisions of clause 30 (Notices), clause 32 (Partial Invalidity), clause 33 (Remedies and waivers) and clause 37 (Enforcement) of the Original Facility Agreement shall be incorporated into this Deed as if set out in full in this Deed and as if references in those clauses to “this Agreement” are references to this Deed.

6.3	Counterparts

This Deed may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

7.	GOVERNING LAW

This Deed is governed by, and shall be construed in accordance with, English law.

IN WITNESS WHEREOF this Deed has been executed and delivered as a Deed on the date first above written.

SCHEDULE

AMENDMENT TO THE ORIGINAL FACILITY AGREEMENT

The following amendment is made to the Original Facility Agreement with effect from the date of this Deed of Waiver and Second Amendment:

Clause 21.13 is amended by adding at the end of clause 21.13 a new paragraph (e):

“(e)

For the purposes of calculating the Consolidated Leverage Ratio in Clause 21.13(a) above only, “Consolidated Net Debt” shall not include any Debt which, notwithstanding falling within the definition of Debt, is not required to be recorded as a liability by Cemex Parent on its consolidated balance sheet in accordance with generally accepted accounting principles applicable to Cemex Parent which are in effect as at the time that such Debt is entered into, issued or incurred.”

SIGNATURE PAGE

Executed and delivered as a deed by
NEW SUNWARD HOLDING B.V.
acting by
who, in accordance with the laws of the territory in which New Sunward Holding B.V. is incorporated, is acting under its authority

	) ) ) ) ) )	/s/ Humberto Lozano Humberto Lozano .................................................. Authorised signatory

Executed and delivered as a deed by CEMEX, S.A.B. DE C.V. acting by who, in accordance with the laws of the territory in which Cemex, S.A.B. de C.V. is incorporated, is acting under its authority	) ) ) ) ) )	/s/ Rodrigo Treviño Rodrigo Treviño .................................................. Authorised signatory

Executed and delivered as a deed by
CEMEX MÉXICO, S.A. DE C.V.
acting by
who, in accordance with the laws of the territory in which Cemex México, S.A. de C.V. is incorporated, is acting under its authority

	) ) ) ) ) )	/s/ Rodrigo Treviño Rodrigo Treviño .................................................. Authorised signatory

Executed and delivered as a deed by
EMPRESAS TOLTECA DE MÉXICO, S.A. DE C.V.
acting by
who, in accordance with the laws of the territory in which Empresas Tolteca de México, S.A. de C.V. is incorporated, is acting under its authority

	) ) ) ) ) )	/s/ Rodrigo Treviño Rodrigo Treviño .................................................. Authorised signatory

Executed and delivered as a deed by
CITIBANK, N.A., acting through its Delaware Branch, as Agent acting on the instructions of the Majority Lenders and acting by who, in accordance with the laws of the territory in which Citibank, N.A. is incorporated, is acting under its authority

	) ) ) ) ) ) )	/s/ Carlos Corona Carlos Corona .................................................. Authorised signatory